Exhibit 99.2

North Shore-LIJ Extends Allscripts Outsourcing Agreement Through 2020

Five-year extension to manage and run health system’s IT services expected to yield more than $400 million in incremental revenue

CHICAGO – July 9, 2013 – Allscripts (NASDAQ: MDRX) announced today that the North Shore-LIJ Health System has extended its relationship for managed IT services. The five-year extension builds on a long-standing partnership between the two companies and is expected to result in more than $400 million in incremental revenue to Allscripts over the life of the contract.

“Choosing the right partners is an important part of our commitment to deliver compassionate medical care in a safe and comfortable environment,” said Michael J Dowling, President and Chief Executive Officer, North Shore-LIJ. “Allscripts has proven they have the expertise to help us cross the chasm to value-based care.”

“At North Shore-LIJ, we are committed to using leading-edge technology as an accelerator to deliver the best patient care,” said John L. Bosco, Senior Vice President and Chief Information Officer at North Shore-LIJ. “Our investments in Allscripts, in both solutions and managed services, better enable caregivers to focus on what they need to – taking care of patients.”

North Shore-LIJ plays a key role in meeting the health and wellness needs of millions of people throughout the New York metropolitan area, and in improving the technology and innovation that will help strengthen the quality of health care in the region. To support those efforts, Allscripts will collaborate with North Shore-LIJ in establishing an Innovation Lab to: accelerate technological advancements in Allscripts solutions and tools; collaborate with North Shore-LIJ physicians to create improved health-care technology solutions; and deliver solutions that can rapidly respond to changes in the region’s health care markets.

In addition to fully managing IT Services for North Shore-LIJ, Allscripts technology and solutions already deployed in the network include Sunrise Clinical Manager, Enterprise Electronic Health Record and Care Management.

“We’re privileged to partner with one of the nation’s leading health care systems in North Shore-LIJ, and we are very pleased at their significant vote of confidence in our commitment to deliver,” said Paul Black, Allscripts President and Chief Executive Officer. “Our obligation to our clients remains our top priority as we focus on quality, delivery, support and excellence in execution.”

About North Shore-LIJ

The nation’s 14th-largest healthcare system with $6.7 billion in annual revenues, North Shore-LIJ delivers world-class clinical care throughout the New York metropolitan area, pioneering research at The Feinstein Institute for Medical Research and a visionary approach to medical education, highlighted by the Hofstra North Shore-LIJ School of Medicine. North Shore-LIJ cares for people at every stage of life at 16 hospitals, long-term care facilities and about 400 outpatient physician practices throughout the region. North Shore-LIJ’s owned hospitals and long-term care facilities house more than 6,000 beds, employ more than 10,000 nurses and have affiliations with more than 9,400 physicians. With a workforce of more than 46,000, North Shore-LIJ is the largest employer on Long Island and the third-largest private employer in New York City. For more information, go to www.northshorelij.com.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company’s Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2013 Allscripts Healthcare, LLC. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are either registered trademarks or trademarks of Allscripts Healthcare, LLC in the United States and/or other countries. All other trademarks are the property of their respective owners.

For more information contact:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Claire Weingarden

312-447-2442

claire.weingarden@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that our current initiatives focused on product delivery, client experience, streamlining our cost structure, and financial performance may not be successful, which could result in declining demand for our products and services, including attrition among our existing customer base; the impact of the realignment of our sales and services organization; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risks that we will not achieve the strategic benefits of the merger with Eclipsys Corporation (Eclipsys) or our acquisition of dbMotion, Ltd. (dbMotion), or that the Allscripts products will not be integrated successfully with the Eclipsys and dbMotion products; competition within the industries in which we operate, including the risk that existing clients will switch to products of competitors; failure to maintain interoperability certification pursuant to the Health Information Technology for Economic and Clinical Health Act (HITECH), with resulting increases in development and other costs for us and possibly putting us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; any costs or customer losses we may incur relating to the standardization of our small office electronic health record and practice management systems that could adversely affect our results of operations; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; errors or similar problems in our software products or other product quality issues; the outcome of any legal proceeding that has been or may be instituted against us and others; compliance obligations under new and existing laws, regulations and industry initiatives, including new regulations relating to HIPAA/HITECH, increasing enforcement activity in respect of anti-bribery, fraud and abuse, privacy, and similar laws, and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the continued implementation and ongoing acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009, as well as elements of the Patient Protection and Affordable Care Act (aka health reform) which pertain to healthcare IT adoption, including uncertainty related to changes in reimbursement methodology and the shift to pay-for-outcomes; maintaining our intellectual property rights and litigation involving intellectual property rights; legislative, regulatory and economic developments; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; breach of data security by third parties and unauthorized access to patient health information by third parties resulting in enforcement actions, fines and other litigation. See our Annual Report on Form 10-K/10K-A for 2012 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.